Exhibit 10.6

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

TO:	First American Title Insurance Company	Escrow No.
	5 First American Way	Escrow Officer: Patty Beverly
	Santa Ana, California 92707	(714) 250-8455
(877) 372-0260 Fax

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into this              day of November, 2011 (“Effective Date”), and constitutes an agreement by which O’DONNELL ACQUISITIONS, LLC, a California limited liability company (“Buyer”), agrees to purchase and HILLSIDE FXF, LLC, a Missouri limited liability company (“Seller”), agrees to sell the following:

A.         The following parcel of land (the “Land”), situated in the Town of Northborough, County of Worcester (“County”), Massachusetts, located at 300 Bartlett St., Northborough, Massachusetts and more particularly described on Exhibit “A” attached hereto and incorporated herein, which Land is to be improved with an approximately 31,521 square foot commercial truck and dock terminal for FedEx Freight, Inc., an Arkansas corporation (“FedEx”) as the sole tenant pursuant to that certain Lease Agreement between Seller and FedEx dated as of September 14, 2011 (as amended, the “Lease”).

B.         Any and all structures, buildings, facilities, or other improvements situated on the Land and not owned by FedEx (the “Improvements”);

C.         All rights, privileges, easements, and appurtenances to the Land or the Improvements, including without limitation any mineral rights held by Seller and all easements, rights-of-way, and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements (the term “Real Property” referring collectively to the Land, the Improvements, and all such attendant rights, privileges, easements and appurtenances);

D.         To the extent owned by Seller or any related or affiliated party, and, as applicable, used in the operation of the Real Property and/or in Seller’s possession, all personal property, building equipment (including, without limitation, HVAC, air filtration, and other building systems), signs, site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind relating to the Real Property, and other supplies and fixtures (collectively, the “Personal Property”); and

E.         All intangible property owned by Seller or any related or affiliated entity and used in connection with the Real Property or the Personal Property, including without limitation all leases, contract rights, guaranties, licenses, permits and warranties (the “Intangible Personal Property”).

The Real Property, the Personal Property, and the Intangible Personal Property are sometimes collectively referred to as the “Property”.

The terms and conditions of this Agreement and the instructions to First American Title Insurance Company (“Escrow Holder”) with regard to the escrow (“Escrow”) created pursuant hereto are as follows:

1.         Purchase and Sale. FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth herein.

2.         Purchase Price. The purchase price (“Purchase Price”) for the Property shall be FIFTEEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($15,250,000.00), payable as follows:

(a)         Upon the “Opening of Escrow”, as hereafter defined, Buyer shall deposit, or cause to be deposited with Escrow Holder, in cash or certified or bank cashier’s check or confirmed wire transfer of funds, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (“Deposit”), which Deposit shall, except as otherwise herein provided, be applied toward payment of the Purchase Price upon the “Close of Escrow” (as hereafter defined). The Deposit shall be invested by Escrow Holder in an interest-bearing account selected by Buyer with all interest accruing thereon paid to Buyer upon demand or, at Buyer’s election, credited to the Purchase Price upon the Close of Escrow, except as otherwise herein provided. If the Close of Escrow fails to occur for any reason other than a default by Buyer, the Deposit plus any accrued interest thereon shall, except as otherwise herein provided, be immediately returned by Escrow Holder to Buyer, and, without waiver of any other rights Buyer may have under this Agreement, this Agreement and the Escrow created pursuant hereto shall be deemed terminated.

(b)         In addition to the Deposit, Buyer shall also concurrently deposit with Escrow Holder the additional sum of One Hundred Dollars ($100.00) (the “Independent Consideration”). The Independent Consideration shall be non-refundable to Buyer as independent consideration for the rights extended to Buyer under this Agreement. The Independent Consideration shall be released to Seller immediately following Buyer’s deposit of the Independent Consideration into Escrow. In all instances under this Agreement in which Buyer elects to terminate or is deemed to have terminated this Agreement, Seller shall retain the Independent Consideration. The Independent Consideration shall not be applicable towards the Purchase Price.

(c)         On the date that is no later than seven (7) business days after “Completion of the Asset” (as hereinafter defined), Buyer shall deposit or cause to be deposited with Escrow Holder, in cash or certified or bank cashier’s check or confirmed wire transfer of funds, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (“Additional Deposit”), which Additional Deposit shall, except as otherwise herein provided, be applied towards payment of the Purchase Price upon the Close of Escrow. The Additional Deposit shall be invested by Escrow Holder in an interest-bearing account selected by Buyer with all interest accruing thereon paid to Buyer upon demand or, at Buyer’s election, credited to the Purchase Price upon the Close of Escrow, except as otherwise herein provided. Should the Close of Escrow fail to occur for any reason other than a default by Buyer, including without limitation Seller’s failure to satisfy a condition to Buyer’s obligations hereunder and Buyer’s refusal to waive such failure, then the Additional Deposit and any accrued interest thereon shall, except as otherwise herein provided, be immediately returned by Escrow Holder to Buyer, and without waiver of any other rights Buyer may have under this Agreement, this Agreement and the Escrow created pursuant hereto shall be deemed terminated.

(d)         Upon the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in the form of a certified or bank cashier’s check, or a confirmed wire transfer of funds, the balance of the Purchase Price, plus such additional funds, if any, as may be required to pay Buyer’s share of prorations and closing costs, as set forth herein.

3.         Escrow.

(a)         Opening of Escrow. For the purposes of this Agreement, the Escrow shall be deemed opened (“Opening of Escrow”) on the date Escrow Holder shall have received an original executed counterpart of this Agreement from both Buyer and Seller. Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened, the expiration of the “Inspection Period” (as hereafter defined) and the “Closing Date” (as hereafter defined). In addition, Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may be reasonably required by Escrow Holder in order to consummate the transaction contemplated herein. The printed portions of any such supplemental instructions shall not amend or supersede any portions of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.

(b)         Close of Escrow. For purposes of this Agreement, the “Close of Escrow” or “Closing” shall be defined as the date that the Special Warranty Deed, the form of which is attached hereto and incorporated herein as Exhibit “B” (“Special Warranty Deed”), conveying the Land and Improvements to Buyer, is recorded in the Official Records of Worcester County, State of Massachusetts. The Escrow shall, subject to the terms and conditions set forth herein, close on or before the date that is the later of (a) thirty (30) days after Completion of the Asset, or (b) five (5) business days after Buyer’s receipt of the items referenced in Sections 12(b), (c) and (d) below, unless extended by mutual written agreement of Buyer and Seller (“Closing Date”), time being of the essence.

(c)         On or before three (3) business days before the scheduled Closing Date, Escrow Holder shall prepare a proforma closing statement to be approved by Buyer and Seller for their respective prorations, setting forth the estimated adjustments and prorations as of the scheduled Closing Date.

4.         Condition of Title. It shall be a condition to Buyer’s obligations hereunder that First American Title Insurance Company (together with such direct access re-insurers as Buyer shall approve) (“Title Company”) be unconditionally prepared and committed to issue its ALTA Owner’s Extended Coverage Title Insurance Form 2006 Policy together with any endorsements Buyer may reasonably require, including, without limitation, ALTA Form 3.1-06, 9.5-06, 17-06, 18-06, 25-06, 26-06, Fairway Endorsement, Non-Imputation Endorsement, Mechanic’s Lien Endorsement and any endorsements necessary to delete any co-insurance or creditors’ rights exclusions to coverage, as appropriate (“Title Policy”) in the amount of the Purchase Price, showing fee title to the Land and Improvements vested in Buyer (or its title nominee, as hereinafter provided), subject only to the following (“Condition of Title”):

(a)         A lien to secure payment of real estate taxes and special assessments, not delinquent;

(b)         Matters affecting the Condition of Title created by or with the written consent of Buyer;

(c)         Exceptions disclosed by a current extended coverage ALTA Commitment (“Commitment”) with respect to the Land and Improvements issued by the Title Company and which are approved or deemed approved by Buyer in accordance with this Section. Seller, at its sole cost and expense, shall cause the Commitment to be provided to Buyer, together with legible copies of the instruments underlying any exceptions referred to in the Commitment (“Exceptions”), and a copy of Seller’s most recent survey of the Land (“Survey”) within ten (10)

days following the Opening of Escrow. Seller shall be absolutely obligated to remove, at or prior to the Close of Escrow, and Buyer shall be deemed to have disapproved, all monetary exceptions to title other than non-delinquent real property taxes and installments of special assessments. If, on or before the expiration of the Inspection Period (defined below), Buyer does not disapprove, by written notice delivered to Seller and Escrow Holder within such period, any non-monetary items described therein, then such items shall be deemed approved and Buyer shall no longer have the right to terminate the Escrow pursuant to this Section 4. If, on or before the expiration of the Inspection Period (defined below), Buyer disapproves, by written notice delivered to Seller and Escrow Holder within such period, any non-monetary items described therein, Seller shall thereafter have the right (but not the obligation, notwithstanding anything to the contrary herein contained) to attempt to eliminate or ameliorate, on or before the Close of Escrow, to Buyer’s reasonable satisfaction, such matters as Buyer shall have so disapproved. Seller shall give written notice to Buyer, within ten (10) days of Seller’s receipt of Buyer’s notice of disapproval, whether Seller is unable and/or unwilling to ameliorate or eliminate such disapproved matters. If Seller so notifies Buyer that it is unable and/or unwilling to eliminate or ameliorate any such disapproved matters, Buyer shall have the right, exercisable by written notice delivered to Seller and Escrow Holder within five (5) days of receipt of Seller’s notice, to terminate the Escrow, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer as its sole and exclusive remedy (unless due to a default under this Agreement by Seller), and thereafter the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided. If Buyer does not so terminate the Escrow, then Buyer shall be deemed to have waived its prior disapprovals of those matters which Seller is unable and/or unwilling to eliminate or ameliorate, in which event such disapproved matters shall be deemed approved and Buyer shall no longer have the right to terminate this Agreement pursuant to this Section 4; and

(d)         During the term of the Escrow, Seller shall not cause or permit title to the Land and Improvements to differ from the Condition of Title approved by Buyer pursuant to the foregoing, without Buyer’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Seller shall provide whatever documentation and indemnities that are necessary to cause the Title Policy to include a mechanic’s lien endorsement.

5.         Inspection Period.         For a period of forty-five (45) days from the Opening of Escrow (“Inspection Period”), Buyer shall have the right to review and satisfy itself that the legal, economic and physical aspects of the Property and the acquisition terms and conditions are satisfactory to Buyer, including, without limitation, Buyer’s review of such audits, marketing studies, appraisals, environmental reports, inspections or investigations with respect to the Property and this transaction as Buyer deems necessary or desirable in the exercise of its sole discretion. Buyer’s obligations hereunder shall be conditioned upon Buyer’s satisfaction with or waiver of such matters, which satisfaction or waiver shall be in Buyer’s sole, absolute and nonreviewable discretion. Buyer shall have the right, exercisable by written notice delivered to Seller and Escrow Holder on or before the expiration of the Inspection Period, to terminate the Escrow, in which event the Deposit and the Additional Deposit and all accrued and unpaid interest thereon shall immediately be refunded by Escrow Holder to Buyer as its sole and exclusive remedy (unless due to a default under this Agreement by Seller), and thereafter this Agreement and the Escrow created pursuant hereto shall be deemed cancelled and neither party shall have any further rights or obligations hereunder, except as and to the extent otherwise expressly herein provided. If Buyer does not so terminate this Agreement, then Buyer shall no longer have the right to terminate the Escrow pursuant to this Section 5; provided, however, that Buyer shall continue to have the right to inspect the Property until the Closing of Escrow.

Within ten (10) days after the Opening of Escrow (and within ten [10] days after Seller obtains knowledge of the existence of any new information within the following categories), Seller shall deliver to Buyer such of the following as are in Seller’s possession or reasonably available to Seller (collectively, “Seller’s Documents”):

(a)         Copies of the Lease and any amendments thereto with respect to the Property, and copies of any and all documents, agreements and other writings referenced therein affecting the Lease;

(b)         Copies of any and all building permits, certificates of occupancy, subdivision maps and any and all other licenses, permits and governmental approvals and authorizations pertaining to the Property, and any notices of violation thereof served on Seller, including any building, fire or planning department notices;

(c)         A set of the proposed plans and specifications for the Improvements to the Property as required under the Lease (collectively, the “Plans and Specifications”);

(d)         With the exception of such of the following which will not be assigned to Buyer at Close of Escrow, any and all insurance policies, management contracts, leasing agreements, construction contracts, service agreements, maintenance agreements, brokerage contracts, listing agreements and any other contracts or agreements affecting or relating to the ownership, operation, leasing, maintenance, repair or development of the Property including, without limitation, any executory contracts pertaining to the design, construction, operation, repair or maintenance of any of the Improvements, together with copies of all warranties with respect thereto;

(e)         The most recent property tax statements for the Property for the current fiscal year;

(f)         All of the following reports pertaining to the Property or any portion thereof in Seller’s possession, including reports acquired by Seller from any previous owner of the Property, along with all reports Seller acquired during Seller’s original due diligence period:

(i)         Any and all soils or geotechnical reports;

(ii)         Any and all environmental reports, including asbestos, hazardous materials, Phase I or II assessments, and/or information on transformers or any other PCB generating devices; and

(iii)         Any and all building inspection data pertaining to hydrology, drainage, flood hazard, fire protection, termites, mechanical systems, electrical systems, structural systems, or plumbing systems;

(g)         All information regarding any previous or pending litigation against Seller or any related or affiliated entity pertaining to the Property or any portion thereof; and

(h)         The Survey of the Property.

Seller shall be solely responsible for the costs of preparing copies of documents, schedules and lists referred to in this subparagraph. Buyer shall be solely responsible for any costs incurred in connection with its review and/or investigation of the matters set forth in this Section. All instruments, documents and the like referenced above shall be delivered by Seller to Buyer on or before ten (10) days following the Opening of Escrow, and Seller shall continue to provide to Buyer through the Closing any such additional instruments, documents and the like, and or modifications thereof, within ten (10) days after Seller obtains knowledge of the existence thereof. Prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of the contracts that Buyer desires Seller to assign pursuant to the Assignment of Contracts (as hereafter defined) and those contracts for which Buyer believes third party consents are required in connection with such assignment.

AS-IS NATURE OF SALE. Subject to Seller’s representations, warranties and covenants in this Agreement, Buyer acknowledges for Buyer and Buyer’s successors, heirs and assignees, that prior to Closing, Buyer will have been given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, including the Lease and all other documents and contracts related to the Property (to the extent provided to Buyer), either independently or through agents and experts of Buyer’s choosing. SELLER AND BUYER AGREE THAT THE PROPERTY SHALL BE SOLD AND THAT BUYER SHALL ACCEPT POSSESSION OF THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME WHICH MAY BE EARNED IN THE FUTURE, FUTURE OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (BUT SPECIFICALLY EXCLUDING THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE DEED AND SPECIFICALLY EXCLUDING THE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN BY SELLER TO BUYER ELSEWHERE IN THIS AGREEMENT), AND SELLER DOES HEREBY NEGATE, DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY NOT INCLUDED IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER SHALL RELY SOLELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, ITS AGENTS OR CONTRACTORS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY ANY PARTY PURPORTING TO ACT ON BEHALF OF SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, AGENT, AUCTIONEER OR OTHER AGENTS OR BROKERS AS TO THE FOLLOWING MATTERS: (1) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; OR (6) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY WITH REGARD TO THE ABOVE-REFERENCED MATTERS, AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY ANY PERSON WHOMSOEVER CONCERNING SUCH MATTERS.

6.         Buyer’s Inspection Rights During Inspection Period. During the Inspection Period, Buyer, its agents, contractors and subcontractors shall have the non-exclusive right to enter upon the Property at reasonable times during ordinary business hours (and with, at Seller’s option, the accompaniment of a representative of Seller), upon three (3) days’ prior written notice to Seller to make any and all inspections and tests as may be necessary or desirable in Buyer’s sole judgment and discretion. Buyer shall use care and consideration in connection with any of its inspections. No such inspection or examination by Buyer shall be deemed to expressly or implicitly waive any express representation or warranty made by Seller in this Agreement. Buyer shall indemnify and hold Seller harmless from damages resulting from such entry and/or activities upon the Property by Buyer, its agents, contractors and subcontractors, and shall promptly repair any and all damage to the Property resulting from such entry and/or activities upon the Property by Buyer, its agents, contractors and subcontractors; provided, however, that such obligation to indemnify and hold harmless shall not include any loss, liability or expense that may result from the discovery or presence of hazardous waste or toxic substances on the Property, except as and to the extent any release of hazardous waste or toxic substances on the Property results from the negligence or willful misconduct by Buyer, its agents, contractors and subcontractors. Buyer’s indemnification obligations hereunder shall survive any termination of this Agreement. If this Agreement does not close, Buyer shall promptly provide Seller with copies of all independent third-party studies, reports and other due diligence items relating to the Property.

7.         Mutual Covenant of Good Faith and Fair Dealing. Buyer and Seller covenant to each other to act in good faith and fair dealing with respect to each of their rights and obligations under this Agreement. As part of this covenant, Seller shall not negotiate or enter into any agreement for the sale of any portion of the Property to another party during the pendency of this transaction.

8.         Buyer’s Representations and Warranties. In consideration of Seller’s entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder):

(a)         This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Buyer. Other than as disclosed in this Agreement, no consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transactions contemplated pursuant to this Agreement; and

(b)         Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets (v) admitted in writing Buyer’s inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

9.         Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (the continued truth and accuracy, in all material respects, of which shall constitute a condition precedent to Buyer’s obligations hereunder):

(a)         This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller. Other than as disclosed in this Agreement, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement;

(b)         There are no actions, suits or proceedings pending against, or to Seller’s actual knowledge, threatened or affecting, the Lease or the Property, at law or in equity, and there are no pending or, to Seller’s actual knowledge, threatened proceedings in eminent domain or otherwise which would affect the Property or any portion thereof;

(c)         Seller is not aware of the existence of any material violation of law or governmental regulation with respect to the Property, and to Seller’s actual knowledge, all laws, ordinances, rules and requirements and regulations of any governmental agency, body or subdivision thereof bearing on the Property have been complied with by Seller;

(d)         There are no agreements (whether oral or written) affecting or relating to the right of any party with respect to possession of the Property, or any portion thereof, which are obligations which will affect the Property or any portion thereof subsequent to the recordation of the Special Warranty Deed, except as set forth in the Lease or as may be reflected in the Condition of Title. There are no maintenance, service or other similar agreements (whether oral or written) which will be binding upon Buyer or the Property following the Close of Escrow, except as set forth in the Lease or as may be reflected in the Condition of Title. To Seller’s actual knowledge, Seller is not in default, nor do any circumstances exist which, with notice or the passage of time, or both, would give rise to a default under the Lease or any of the documents, recorded, or unrecorded, referred to in the Commitment or any of the agreements that Buyer has elected to assume;

(e)         Except as otherwise provided in Section 11(b) below, Seller has paid or will pay in full, prior to Closing, all bills and invoices for labor, goods, material and services of any kind relating to the Property, utility charges, taxes and any other amounts that could become a lien on the Property if not paid;

(f)         Seller has received no notice or communication from any insurance carrier of the Property regarding dangerous, illegal or other conditions requiring corrective action;

(g)         The Lease is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise. The Lease sets forth the entire agreement between Seller and FedEx with respect to the Property. Seller has not received any prepaid rent or other payments (except to the extent Buyer receives a credit for the same at Closing) or any security deposit in connection with the Lease, and FedEx is not entitled to any abatement of rent after Completion of the Asset (as defined below). To Seller’s actual knowledge, Seller is not in default under the Lease nor will Seller be in default thereunder but for the requirements of notice or the passage of time, or both. There have been no claims asserted by FedEx for offsets against rent or any other monetary or other claim made against Seller, as landlord, which shall apply after the Close of Escrow. Seller is not aware of any default by FedEx under the Lease, or that FedEx would be in default with notice or the passage of time or both. All leasing commissions with respect to the Lease have been paid by Seller (or will be paid by Seller prior to the Close of Escrow) and there are no outstanding commission obligations or listing agreements that will affect Buyer or the Property after the Close of Escrow;

(h)         Seller’s Documents that Seller delivered to Buyer pursuant to Section 5 above are true and complete copies thereof and constitute all such documents in Seller’s possession or control. Seller has not assigned its rights thereunder to any other person, firm or entity and no further consent is necessary or required to make the Assignment of Lease and Assignment of Contracts effective, except as otherwise set forth therein;

(i)         Seller has not participated in or approved and, to Seller’s actual knowledge, except as disclosed in the reports identified in Section 5 above (the “Reports”), there has not occurred, any release or disposal upon the Property or contamination of the Property by any hazardous or toxic waste, substance or material, as defined under any federal, state or local law, statute, ordinance or regulation, and, to Seller’s actual knowledge, except as disclosed in the Reports, there is no violation of any federal, state or local law, rule, regulation, statute or ordinance relating to the presence or existence of any hazardous or toxic waste, substance or material upon the Property. To Seller’s actual knowledge, except as disclosed in the Reports, no toxic or hazardous waste, substance or material exists on, under, about or within the Property or any ground water thereunder. No asbestos or asbestos-containing materials will be used in the construction of the improvements located on the Property;

(j)         Seller is not a “foreign person” within the meaning of Section 1445 et seq. of the Federal Code; and

(k)         Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing Seller’s inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

Notwithstanding anything to the contrary herein, the effect of the representations and warranties made in this Agreement shall not be diminished or deemed to be waived by any inspections, tests or investigations made by Buyer or its agents. Except as expressly herein otherwise provided, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time. Notwithstanding anything to the contrary herein, Seller’s representations and warranties set forth in this Agreement shall survive the Closing for a period of twelve (12) months, and thereafter shall be deemed to be of no further force or effect.

10.         [Intentionally Omitted].

11.         Completion of the Asset.

(a)         “Completion of the Asset” shall be deemed to have occurred upon “Substantial Completion” (as defined in the Lease) of “Landlord’s Improvements” (as defined in the Lease), (. Seller shall notify Buyer when such Substantial Completion of such Landlord’s Improvements has occurred. Buyer will then have seven (7) business days after receipt of such notice to inspect Landlord’s Improvements in order to ensure they have been constructed according to the “Approved Plans and Specifications” referenced in the Lease. Buyer shall notify Seller in writing within said seven (7) business days if Buyer has a good faith basis to believe that Landlord’s Improvements were not constructed according to the Approved Plans and Specifications. Seller shall be obligated to correct only those items which are objected to by FedEx (the “Approved Punchlist Work”), and Seller’s correction of such Approved Punchlist Work shall be performed as set out in the Lease prior to Closing. Seller shall promptly notify Buyer of the items that Seller is correcting. If Buyer does not accept Seller’s assertion of such Completion of the Asset, in Buyer’s sole and absolute discretion, Buyer may terminate this Agreement and the Escrow by written notice to Seller and Escrow Holder, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and thereafter the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided.

(b)         In the event the conditions in Section 12(b), (c) or (d) are not satisfied or waived by the date that is thirty (30) after Completion of the Asset, Buyer, in its sole and absolute discretion, may elect either of the following options by written notice thereof to Seller:

(i)         Terminate this Agreement, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and thereafter the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided;

(ii)         Waive any such unsatisfied conditions and proceed with Closing within five (5) business days after written notice thereof to Seller, in which event (A) Seller shall be obligated to complete the Approved Punchlist Work in full compliance with the terms and conditions of the Lease and pay for all costs in connection with Landlord’s Work, (B) Seller shall indemnify, defend and hold harmless Buyer for any failure by Seller to complete the Approved Punchlist Work or pay for all costs associated with Landlord’s Work in full compliance with the terms and conditions of the Lease and (C) a portion of the Purchase Price equal to one hundred twenty-five percent (125%) of the estimated amount of the aggregate of the Approved Punchlist Work plus any unpaid costs in connectin with Landlord’s Work (as determined by mutual agreement by Buyer and Seller; the “Holdback Amount”) shall be held in Escrow (the “Punchlist Escrow”) until Seller satisfies its obligations under clause (A) above and provides reasonable evidence to Buyer substantiating such satisfaction, at which time, the Punchlist Escrow shall be terminated and the amounts held therein shall be released to Seller; provided Buyer has not delivered written notice to Escrow Holder of a claim by FedEx in connection with the Approved Punchlist Work. If however, any such claim has been made by FedEx, two hundred percent (200%) of the amount (in no event to exceed the Holdback Amount) of all such claims shall remain in the Punchlist Escrow until resolution thereof between Buyer and Seller. Prior to Seller satisfying its obligations under clause (A) above and providing reasonable evidence to Buyer substantiating such satisfaction, in the event FedEx claims any default by Seller or “Landlord” (as defined in the Lease) with respect to the completion of such Approved Punchlist Work or otherwises begins to exercise FedEx’s rights or remedies with respect to the failure to complete such Approved Punchlist Work, then Buyer may terminate the Punchlist Escrow by written notice to Escrow Holder and Seller, in which event the Punchlist Escrow shall be terminated and the amounts held therein shall be released as follows: (I) to Buyer in an amount equal to one hundred percent (100%) of the estimated cost of the remaining Approved Punchlist Work and FedEx claims in connection therewith and (II) to Seller in an amount equal to the remaining funds in such Punchlist Escrow. In the event Buyer elects to terminate the Punchlist Escrow pursuant to the foregoing sentence, Seller shall no longer be obligated to complete any remaining portion of the Approved Punchlist Work. If a dispute arises over any claim to the Holdback Amount, Escrow Holder may, but is not required to, interplead the Holdback Amount with a court located within the County pending a determination with respect to such claim.

(c)         Seller shall provide prompt written notice to Buyer of any amendment to the Lease, any changes to the Approved Plans and Specifications or any other change to Seller’s Documents or Seller’s representation or warranties under this Agreement. Buyer shall have the right, exercisable by written notice delivered to Seller and Escrow Holder within fifteen (15) days of receipt of Seller’s notice, to (i) approve any such amendments or changes; or (ii) terminate the Escrow, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and thereafter the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided.

12.         Conditions of Closing. In addition to the other terms and provisions of this Agreement which give Buyer the right to terminate this Agreement and the Escrow created hereto, Buyer’s obligation to purchase the Property from Seller shall be subject to the occurrence and/or satisfaction of the following conditions (or Buyer’s written waiver thereof, it being agreed that Buyer may waive any or all of such conditions):

(a)         Completion of the Asset;

(b)         Buyer has received from FedEx an Estoppel Certificate, dated after “Substantial Completion” and the “Commencement Date” (as such terms are defined in the Lease) addressed to Buyer in the form and substance required under the Lease (the “FedEx Estoppel”), which FedEx Estoppel shall evidence that FedEx has accepted the Property and begun paying rent thereunder and does not disclose any new material adverse facts about the Lease or FedEx’s rights thereunder that were not previously disclosed to Buyer prior to Completion of the Asset ;

(c)         Reciept by Buyer of final, unconditional lien waivers from all contractors and subcontractors for the Improvements evidencing full and complete payment for all work in connection with the Improvements;

(d)         Receipt by Buyer of an updated Survey pursuant to Section 13(o) below;

(e)         Receipt of any and all third-party consents needed to allow Seller to assign the contracts set forth in the Assignment of Contracts;

(f)         The Title Company is unconditionally prepared and committed to issue the Title Policy insuring title to the Property vested in Buyer or its nominee in the amount of the Purchase Price, subject only to the approved Condition of Title;

(g)         As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement; and

(h)         All representations and warranties made by Seller to Buyer in this Agreement shall be true and correct in all material respects as of the Close of Escrow.

If any of the foregoing are not satisfied or waived by Buyer, Buyer shall have the right, as its sole and exclusive remedy (other than due to a default by Seller), to terminate this Agreement and the Escrow created pursuant hereto, in which event the Deposit and the Additional Deposit together with all interest accrued thereon, shall immediately be refunded to Buyer and thereafter neither party shall have any further obligations hereunder, except as otherwise herein provided.

13.         Deposits by Seller. At least two (2) business days prior to the scheduled Closing Date, Seller shall deliver to Escrow Holder for recordation or delivery to Buyer upon the Close of Escrow, the following documents and instruments, fully executed and acknowledged where appropriate:

(a)         The Special Warranty Deed conveying the Land and Improvements to Buyer (or its title nominee, as hereafter provided);

(b)         The original Lease and all amendments thereto;

(c)         An Assignment of Lease (“Assignment of Lease”), the form of which is attached hereto and incorporated herein as Exhibit “C”, pursuant to which Seller assigns to Buyer all of Seller’s right, title and interest in and to the Lease, and Buyer assumes all obligations of Seller under the Lease arising from and after the Closing Date;

(d)         An Assignment of Contracts (“Assignment of Contracts”), the form of which is attached hereto and incorporated herein as Exhibit “F”, pursuant to which Seller assigns (to the extent assignable) to Buyer all of Seller’s right, title and interest in and to the contracts affecting the design, improvement and/or development of the Property as approved by Buyer during the Inspection Period;

(e)         Any and all original contracts in connection with the design, improvement and/or development of the Property that will be assigned to Buyer pursuant to the the Assignment of Contracts (to the extent assignable), including all written guaranties, warranties and instruction and maintanence manuals in connection the Improvements;

(f)         Any and all “reliance letters” requested by Buyer during the Inspection Period and agreed to be provided by Seller in connection with the design, improvement and/or development of the Property;

(g)         A Bill of Sale (“Bill of Sale”), the form of which is attached hereto and incorporated herein as Exhibit “G”, conveying all of Seller’s right, title and interest in and to any and all Personal Property appurtenant to the Property as described in Recital D above;

(h)         A General Assignment (“General Assignment”), the form of which is attached hereto and incorporated herein as Exhibit “D”, pursuant to which Seller assigns to Buyer all of Seller’s right, title and interest in and to any and all warranties, guaranties, licenses, permits, plans, maps, name rights and other documents and instruments pertaining to the Property, to the full extent that such assignment is permitted by law;

(i)         A Certification re Withholding, executed by Seller pursuant to Section 1445 et seq. of the Internal Revenue Code of 1986, as amended;

(j)         A Certification of Representations and Warranties, the form of which is attached hereto and incorporated herein as Exhibit “E”;

(k)         A letter, in a form reasonably approved by Buyer, signed by Seller and addressed to FedEx, with a copy of the recorded Special Warranty Deed attached thereto, advising FedEx of the sale herein to Buyer and directing that all future rent payments and other charges are to be forwarded to Buyer at an address to be supplied by Buyer;

(l)         A closing statement (“Closing Statement”) prepared by Escrow Holder, setting forth all payments, adjustments, prorations, closing costs and expenses attributable to this transaction;

(m)         Proof satisfactory to the Title Company and Buyer that the parties executing such documents have the power and authority to bind Seller;

(n)         The FedEx Estoppel; and

(o)         An updated Survey, prepared by a licensed land surveyor reasonably approved by Buyer, certified to Title Company, Buyer and its successors and assigns and any other entity required by Buyer, meeting the standards of, and containing, the certificate set forth in Exhibit “H” attached hereto and incorporated herein, subject to reasonable modifications approved by Buyer, dated after Completion of the Asset and prior to the Closing Date, which Survey shall include the depiction of the location of all improvements on the Property in relation to all boundary lines and easements.

14.         Deposits by Buyer. Buyer shall deposit or cause to be deposited with Escrow Holder the funds which are to be applied towards the payment of the Purchase Price in the amounts and at the times designated in Section 2 above, less the aggregate of any prepaid rent by FedEx, and such other adjustments resulting from the prorations conducted pursuant hereto. In addition, at least two (2) business days before the scheduled Closing Date, Buyer shall execute and acknowledge (where appropriate) and deposit with Escrow Holder for delivery to Seller upon the Close of Escrow counterparts of the Assignment of Lease and the Closing Statement.

15.         Damage or Condemnation Prior to Closing. Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property (which, for purposes of this Agreement, shall mean damage or loss which will cost greater than Five Hundred Thousand Dollars ($500,000.00) to repair or restore or a taking which, in Buyer’s reasonable judgment, significantly interferes with the use and enjoyment of the Land and/or Improvements), Buyer may, at its option, elect either to:

(a)         Terminate this Agreement, in which event all funds deposited into Escrow by Buyer plus any accrued and unpaid interest thereon shall be immediately returned to Buyer and thereafter neither party shall have any further rights or obligations hereunder, except as otherwise herein provided; or

(b)         Continue this Agreement in effect, in which event, upon the Close of Escrow, there shall be credited to the Purchase Price the amount of any deductible under Seller’s casualty insurance (for a casualty loss) and thereafter Seller shall assign to Buyer any compensation, awards, or other payments or relief Seller has received or is entitled to receive which result from such casualty or condemnation proceeding.

If such casualty or proceeding relates to or may result in a loss which does not constitute a material portion of the Property, the amount of such loss shall be agreed upon by the parties in good faith and be credited to the Purchase Price upon the Close of Escrow. Seller shall promptly restore the Property to its prior condition; provided, however, that if Seller fails to repair or replace the damaged Property within such thirty (30) day period, Buyer shall have the right, exercisable by giving notice within (15) days after the thirty (30) day completion period, either (i) to terminate this Agreement as in this Section provided, or (ii) to accept the Property in its then condition and proceed with Closing, in which case

Buyer shall be entitled to a reduction of the Purchase Price to the extent of, as chosen in Buyer’s sole discretion, either (1) the cost of repairing or replacing such damage or (2) the insurance deductible, and Seller shall assign to Buyer any compensation, awards, or other payments or relief Seller has received or is entitled to receive resulting from such casualty or condemnation proceeding. For purposes of completing any repairs or replacements under this Section, Closing may be extended, at Buyer’s sole election, for a reasonable time to allow such repairs or replacements to be made.

16.         Costs and Expenses. The cost for recording fees in connection with this Closing, the Surveys, premiums for the Title Policy (but not the cost of any endorsements required by Buyer other than a mechanic’s lien endorsement) shall be paid by Seller. The premium for the Title Policy is to be held back in Escrow by Escrow Holder and not disbursed to the Title Company until Buyer has advised Escrow Holder in writing that Buyer has received the original, correct Title Policy. Any costs incurred by Escrow Holder in connection with such holdback are to be charged to the Title Company. The escrow fee of Escrow Holder, if any, shall be shared equally by Seller and Buyer; provided, however, that if the Close of Escrow has not occurred by the Closing Date by reason of a default hereunder, the defaulting party shall bear all Escrow cancellation charges. Seller shall pay all documentary transfer and other taxes and recording fees payable in connection with the recordation of the Special Warranty Deed. The amount of such transfer taxes shall not be posted on the Special Warranty Deed but shall be supplied by separate statement which is not recorded, if permitted under applicable law. All other costs and expenses shall be allocated between Buyer and Seller in accordance with customary practice in the county in which the Property is located.

17.         Prorations. The following items shall be prorated by the parties at the Closing Conference as of the Close of Escrow:

(a)         Real property taxes and special assessments with respect to the Land and Improvements based upon the latest available tax information such that Seller shall be responsible for all such taxes levied against the Property and all installments of special assessments then payable, to and including the day prior to the earlier of the Close of Escrow or the “Commencement Date” of the Lease, and Buyer shall be responsible for all taxes levied against the Property and all installments of special assessments payable thereafter. In the event Seller receives any payment from FedEx for any taxes or assessments, Seller shall credit Buyer for all such amounts received. In the event the actual real property taxes and special assessments differ from the latest available information used to prorate such amounts, Buyer and Seller shall re-prorate such amounts promptly upon reciept of information regarding such actual amounts; and

(b)         Rents and other receivables under the Lease (collectively, “Rents”) shall be accounted for as follows:

(i)         Rents due and payable in the month of the Close of Escrow shall be prorated between Buyer and Seller on the basis that Seller has collected all current Rents;

(ii)         Buyer shall be entitled to all Rents and other receivables accruing after the Close of Escrow; and

(iii)         Seller shall promptly remit to Buyer all sums received by Seller from FedEx (including advanced rentals) to the extent accruing after the Close of Escrow other than for rents and other receivables for which Buyer received credit hereunder.

18.         Disbursements and Other Actions by Escrow Holder.

(a)         Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

(i)         Cause the Special Warranty Deed (and any other documents which the parties hereto may mutually direct) to be recorded in the Official Records of Worcester County, State of Massachusetts, in such order as Buyer may direct;

(ii)         Disburse all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price for the Property as follows:

(A)         Deduct therefrom all items chargeable to the account of Seller pursuant hereto;

(B)         The remaining balance of the funds so deposited by Buyer towards payment of the Purchase Price shall be disbursed to Seller promptly upon the Close of Escrow;

(iii)         Disburse from funds deposited by Buyer with Escrow Holder towards payment of all closing costs chargeable to the account of Buyer pursuant hereto such monies as are necessary to pay all such closing costs of Buyer, and disburse the balance of such funds, if any, to Buyer; and

(iv)         Deliver the Title Policy to Buyer.

(b)         Upon confirmation of recordation of the Special Warranty Deed, the parties shall:

(i)         Deliver the Lease, FedEx Estoppel, General Assignment, original contracts, Certification of Representations and Warranties, Certification re Withholding, and counterparts of the Closing Statement and the Assignment of Lease and Assignment of Contracts executed by Seller to Buyer;

(ii)         Deliver counterparts of the Closing Statement and the Assignment of Lease executed by Buyer to Seller;

(iii)         Mail the approved form of letter to FedEx advising them of this transaction; and

(iv)         Deliver to both Buyer and Seller copies of all documents delivered to either party hereto or recorded pursuant to this Agreement.

19.         Real Estate Reporting Person. Escrow Holder is hereby instructed to comply with all applicable Federal, state and local reporting and withholding requirements relating to the close of this transaction. Escrow Holder is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045 4 and any instructions or settlement statement prepared by Escrow Holder shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Holder shall, in addition to complying with any applicable state and local requirements, file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

20.         Partial Invalidity. If any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

21.         Attorneys’ Fees. In the event of any dispute, including without limitation, the bringing of any action or suit by a party hereto at law or equity against another party hereto by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then, in that event, the prevailing party in such action or dispute, whether by final judgment or out-of-court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including reasonable attorneys’ fees.

22.         Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent, to the applicable addresses set forth below, by registered or certified mail, postage prepaid, return receipt requested, or delivered via a reliable overnight courier such as Federal Express, and shall be deemed received upon the earlier of (a) if personally delivered or via overnight courier, the date of delivery to the address of the person to receive such notice; or (b) if mailed, upon the date of receipt as disclosed on the return receipt.

To Buyer:	O’Donnell Acquisitions, LLC
3 San Jacquin Plaza, Suite 160
Newport Beach, California 92660
Attn: Douglas O’Donnell
Telephone: 949-718-9898

With a copy to:	Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, California 92626
Attn: Shawn D. Monterastelli, Esq.
Telephone: 714-338-1866

To Seller:	Hillside FXF, LLC
c/o Jones Development Company
4520 Madison, Suite 100
Kansas City, Missouri 64111
Attention: Nick Jones
Telephone: 816-389-5700

With a copy to:	Brincks Law LLC
12749 Richards
Overland Park, Kansas 66213
Attn: Lon J. Brincks, Esq.
Telephone: 913-269-3510

To Escrow Holder:	First American Title Insurance Company
5 First American Way
Santa Ana, California 92707
Attn: Patty Beverly
Telephone: (714) 250-8455
Facsimile: (877) 372-0260

Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

23.         Brokers. Upon the Close of Escrow, Seller shall pay, pursuant to separate agreement, a real estate brokerage commission with respect to this transaction to Patrick Weibel of Fortis Commercial LLC and Ryan O’Connell of RDO Investments LLC, and hereby agrees to protect, defend, indemnify and hold Buyer free and harmless therefrom. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that other than as stated above, no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or, to its knowledge, is in any way connected with any of such transactions. In the event of any such additional claims for brokers’ or finders’ fees for the consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. The foregoing indemnities shall survive the Close of Escrow or any termination of this Agreement.

24.         Survival. Except as otherwise herein provided, the covenants, agreements, representations and warranties of both Buyer and Seller set forth in this Agreement shall survive any investigation of the parties, the recordation of the Special Warranty Deed and the Close of Escrow, and each party hereby agrees to protect, defend, indemnify and hold the other party free and harmless from any loss, cost, expense, claim, liability or damage arising out of the failure to fully perform such covenant or agreement or such representation or warranty claimed or proven to be false or inaccurate.

25.         Required Actions of Buyer and Seller; Cooperation of Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be reasonably required in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

26.         Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

27.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission (for example, through email transmission of PDF files) shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Agreement by facsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one (1) document.

28.         Captions. Any captions to, or headings of, the sections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

29.         No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties thereto, to any person or entity other than the parties hereto.

30.         Exhibits. The exhibits attached hereto are hereby incorporated herein by this reference.

31.         Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

32.         Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

33.         Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.

34.         Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

35.         Entire Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT BETWEEN THE BUYER AND SELLER IN CONNECTION WITH THIS TRANSACTION, AND ANY ORAL OR PAROL AGREEMENTS, REPRESENTATIONS OR WARRANTIES EXISTING BETWEEN THE BUYER AND SELLER RELATING TO THIS TRANSACTION WHICH ARE NOT EXPRESSLY SET FORTH HEREIN AND COVERED HEREBY SHALL BE DEEMED CANCELED AND OF NO FURTHER FORCE AND EFFECT. THE PARTIES HERETO INTEND THAT A COURT OR FINDER OF FACT SHALL FIND THAT THIS AGREEMENT IS THE FINAL EXPRESSION OF THE PARTIES’ AGREEMENT WITH RESPECT TO THE MATTERS CONTAINED HEREIN, THAT THIS AGREEMENT IS INTENDED TO BE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT, AND THAT THE TERMS CONTAINED HEREIN SHALL NOT BE EXPLAINED OR SUPPLEMENTED BY COURSE OF DEALING OR USAGE OF TRADE OR BY COURSE OF PERFORMANCE.

36.         Successors and Assigns. This Agreement and all of the terms, conditions and provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Seller shall not assign its rights or obligations hereunder without the prior written consent of Buyer. Buyer shall not assign its rights or obligations hereunder without the prior written consent of Seller; provided, however, Buyer has the absolute right to assign its rights and obligations under this Agreement to an affiliate of Buyer or any entity in which Douglas O’Donnell has an ownership or controlling interest (either being hereafter referred to as a “Permitted Transferee”). If the rights and obligations of Buyer hereunder shall be assigned by Buyer to a Permitted Transferee, (i) the assignor shall not be released from any obligation or liability hereunder, (ii) such Permitted Transferee shall be substituted as Buyer hereunder and shall be entitled to the benefit of and may enforce Seller’s covenants, representations and warranties hereunder as if such Permitted Transferee were the original Buyer hereunder, and (iii) such Permitted Transferee shall assume all obligations and liabilities of Buyer hereunder.

37.         Default.

(a)         If, prior to Closing, Buyer discovers that any of Seller’s representations and warranties contained herein are not true and correct in any material respect, or if Seller shall have failed to perform any of the material covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein (including Seller’s obligation to close), Buyer may elect to (i) terminate Buyer’s obligations under this Agreement by written notice to Seller with a copy to Escrow Holder, in which event Buyer’s Deposit and Additional Deposit plus all accrued and unpaid interest thereon shall be returned to Buyer and Seller shall reimburse Buyer for all of Buyer’s expenses incurred in connection with this transaction to the extent Buyer provides reasonable evidence to Seller of such expenses (but in no event shall such reimbursement exceed $50,000) as its sole and exclusive remedy, and thereafter the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate, except as and to the extent otherwise expressly herein provided, or (ii) close, in which event Buyer may file an action for specific performance of this Agreement to compel Seller to close the Escrow, in whole or in part, in which event Buyer shall be entitled to deduct from the Purchase Price the cost of such action and all reasonable expenses incurred by Buyer in connection therewith including reasonable attorneys’ fees. Notwithstanding the foregoing, in the event Seller breaches its covenant of good faith and fair dealing as set forth in Section 7 above, then Buyer shall have all rights and remedies available at law and in equity.

(b)         IF BUYER COMMITS A MATERIAL DEFAULT UNDER ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY, THEN, IN ANY SUCH EVENT, ESCROW HOLDER MAY BE INSTRUCTED BY SELLER TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE CASE OF BUYER’S DEFAULT AND FAILURE TO PURCHASE THE PROPERTY, THAT THE DEPOSIT AND THE ADDITIONAL DEPOSIT (IF PAID BY BUYER) IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES IN SUCH EVENT, AND THAT IN THE EVENT OF A BREACH BY BUYER AS DESCRIBED ABOVE, THE ESCROW HOLDER, UPON INSTRUCTIONS TO DO SO, SHALL DISBURSE THE DEPOSIT AND THE ADDITIONAL DEPOSIT TO SELLER AND SHALL CANCEL THE ESCROW CREATED PURSUANT HERETO, IN WHICH EVENT SELLER AND BUYER SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER. RECEIPT OF SUCH FUNDS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH BY BUYER AS DESCRIBED ABOVE AND SELLER HEREBY WAIVES ANY RIGHT IT MAY HAVE AT LAW OR IN EQUITY TO COMPEL SPECIFIC PERFORMANCE OF THIS AGREEMENT BY BUYER. ESCROW HOLDER IS HEREBY RELEASED FROM ANY AND ALL LIABILITY WITH REGARD THERETO. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Buyer’s Initials

38.         Computation of Periods. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and Massachusetts or national holidays, unless the period of time specifies business days; provided that, if the date or last date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or a Massachusetts or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or a Massachusetts or national holiday. All prorations shall be made on an “actual days” basis, based on a 365-day year.

39.         Indemnification of Escrow Holder.

(a)         If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Buyer and Seller agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof, except for losses or expenses which may arise from Escrow Holder’s negligent or willful misconduct. If conflicting demands are made or notices served upon Escrow Holder with respect to this Agreement, the parties expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

(b)         Escrow Holder shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein. Escrow Holder’s duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement.

40.         Revocable Offer. Until the execution and delivery of this Agreement by Seller, this Agreement shall constitute an offer by Buyer to purchase the Property from Seller, which offer is revocable, at will, by Buyer. In any event, if this Agreement is not executed by Seller and returned to Buyer on or before November 18, 2011, this offer shall automatically be deemed revoked and this Agreement shall be deemed a nullity.

41.         Seller’s Election of 1031 Exchange. Buyer agrees to cooperate with Seller if Seller elects to consummate the transaction set forth in this Agreement as a “like-kind exchange” within the purview and meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (“1031 Exchange”) including, without limitation, executing documents reasonably requested by Seller to effectuate such 1031 Exchange which are in form and content acceptable to Buyer; provided, however, that:

(a)         The purchase and sale of the Property shall not be conditioned upon the consummation of the 1031 Exchange;

(b)         In no event shall Seller be relieved from liability under this Agreement or any other escrow instructions, exhibits or documents to be executed in connection herewith including, without limitation, with respect to representations, warranties and indemnities of Seller to Buyer under this Agreement and its exhibits;

(c)         The consummation of the 1031 Exchange shall be at no liability, risk or expense to Buyer, and Seller hereby agrees to and shall protect, indemnify, defend and hold Buyer free and harmless from all losses, costs, claims, liabilities, lawsuits, demands and damages, including any attorneys’ fees and expenses, incurred in connection therewith; and

(d)         The consummation of the 1031 Exchange shall not delay or extend the Closing Date.

42.         INDEPENDENT COUNSEL. EACH PARTY TO THIS AGREEMENT ADMITS, ACKNOWLEDGES AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH AND BE REPRESENTED BY INDEPENDENT COUNSEL OF SUCH PARTIES’ CHOICE IN CONNECTION WITH THE NEGOTIATION, EXECUTION AND AMENDMENT OF THIS AGREEMENT. EACH PARTY FURTHER ADMITS, ACKNOWLEDGES AND REPRESENTS THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT MADE BY ANY OF THE ATTORNEYS AND REPRESENTATIVES OF THE OTHER PARTY WITH REGARD TO THE SUBJECT MATTER, BASIS, OR EFFECT OF THIS AGREEMENT.

43.         Construction. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context indicates. This Agreement shall be construed as a whole and in accordance with its fair meaning, the captions being for convenience only and not intended to fully describe or define the provisions in the portions of the Agreement to which they pertain. Each Party hereto, and counsel for each Party hereto, has reviewed and revised this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation or construction of this Agreement. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the Parties have no legal right to contract, the latter shall prevail but the provision of this document that is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

44.         Confidentiality. Each party agrees that it shall maintain strict confidentiality with respect to the negotiations concerning, the business and financial terms and provisions of this Agreement, and all matters relating to the Lease and FedEx (it being acknowledged and agreed that FedEx’s prior written approval is required for the disclosure of any information regarding the Lease or FedEx to the extent set forth in the Lease), to the extent such information is not already in the public domain as of the Effective Date or has not been publicly disclosed with authorization by the other party hereto, and no press or other publicity release or communication to the general public concerning the terms of this Agreement, or any matters relating to the Lease or FedEx, will be issued without the prior approval of the other party. Notwithstanding the foregoing, either party may disclose such information (i) to those employed or engaged by such party or any representative of such party who is actively and directly participating in the evaluation of the Property or the negotiation, execution and performance of this Agreement, including, without limitation, attorneys, mortgage and real estate brokers, accountants, engineers and other consultants, contractors, potential lenders, and potential or existing investors, in each case provided such person(s) are informed of the confidential nature of such information and agree to maintain the confidential nature thereof; (ii) to governmental or quasi-governmental authorities or agencies (including taxing authorities) in connection with such party’s use, operation or maintenance of the Property; (iii) as required by applicable law, including without limitation, those applicable to reporting by public companies and real estate investment trusts, or as required court order or subpoena (it being specifically understood and agreed that anything set forth in a registration statement or any other document filed pursuant to law will be deemed required by law); or (iv) as necessary to enforce the terms of this Agreement. This confidentiality provision shall survive the Closing and any termination of this Agreement.

45.         No Joint Venture. The relationship of Seller and Buyer hereunder is and will be that of seller and buyer, and none of the provisions of this Agreement are intended to create any relationship other than seller and buyer. No agency, partnership, joint venture or other relationship is intended hereby, and neither party shall be deemed the agent, servant, employee, partner or joint venturer of the other party. Seller and Buyer shall not, in any way or for any reason, be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement, there shall not be deemed to have occurred a merger or any joint enterprise between Buyer and Seller.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

“SELLER”	HILLSIDE FXF, LLC, a Missouri limited liability company

By:
Kevin R. Jones, Manager

“BUYER”	O’DONNELL ACQUISITIONS, LLC, a California limited liability company

By:
Douglas D. O’Donnell, as Trustee of the DOD Trust dated August 29, 2002, its sole member

ESCROW HOLDER APPROVES THE ESCROW PROVISIONS AND SPECIFIC INSTRUCTIONS TO ESCROW HOLDER SET FORTH IN THE FOREGOING AGREEMENT AND AGREES TO ACT IN ACCORDANCE THEREWITH.

November             , 2011

ESCROW HOLDER:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:

Its:

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

Parcel One (fee simple)

A certain parcel of land situated in the Commonwealth of Massachusetts, County of Worcester, Town of Northborough and shown as Lot A5 on plan entitled “Subdivision Plan of Land in Northborough, Massachusetts ” dated June 15, 2011, prepared for Northborough Land Realty Trust prepared by Vanasse Hangen Brustlin, Inc. and recorded with the Worcester District Registry of Deeds in Plan Book 890, Plan 65. More particularly bounded and described as follows:

Beginning at the most northwesterly corner of said premises on the southerly sideline of Bartlett Street, thence running;

S 85 04 05 E	762.37 feet to a point, said last course being bounded by the southerly sideline of Bartlett Street, thence turning and running;
S 04 57 29 E	149.28 feet to a point, thence turning and running;
S 41 06 46 E	225.11 feet to a point, thence turning and running;
S 13 19 41 E	102.12 feet to a point, thence turning and running;
S 05 27 28 W	774.32 feet to a point, thence turning and running;
N 84 32 32 W	756.15 feet to a point, thence turning and running;
N 19 10 20 W	26.71 feet to a point, thence turning and running;
N 14 21 09 W	27.59 feet to a point, thence turning and running;
N 55 58 53 W	122.90 feet to a point, thence turning and running;
N 62 25 29 W	31.36 feet to a point, thence turning and running;
N 87 30 59 W	60.08 feet to a point, said last ten courses being bounded by land said last being bounded by Lot A4, as shown on said plan, thence turning and running;
N 05 27 28 E	1,019.03 feet to the point of beginning. Said last course being bounded by land now or formerly of Bailard Lyman Street LLC.

Containing 1,028,497 square feet more or less, or 23.611 acres, more or less.

EXHIBIT “A”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “B”

RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

Same

APN No.	(Space Above For Recorder’s Use)

SPECIAL WARRANTY DEED

[insert standard Massachusetts form of special warranty deed]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of             , 2011.

GRANTOR: ,		,
a

By:

Its:

By:

Its:

[insert notary acknowledgement acceptable to County Recorder]

EXHIBIT “C”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “1”

LEGAL DESCRIPTION

EXHIBIT “1”

TO SPECIAL WARRANTY DEED

EXHIBIT “C”

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (“Assignment”) is executed as of             , 20            , by and between             , a             (“Assignor”), and             , a             (“Assignee”), with reference to the following:

R E C I T A L S:

A.         Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on Exhibit “1” attached hereto and by this reference made a part hereof, together with Assignor’s interest in the improvements and personal property located thereon (herein referred to collectively as the “Property”) pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of             , 2011, by and between Assignor, as “Seller”, and Assignee, as “Buyer” (“Agreement”).

B.         Assignor is the landlord under that certain Lease Agreement dated as of September 14, 2011, between Seller and FedEx Freight, Inc., an Arkansas corporation (“FedEx”) (as amended, the “Lease”), which Lease Assignor has agreed to assign to Assignee and Assignee has agreed to assume upon its purchase of the Property.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Assignment and Assumption. Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all right, title and interest of Assignor in and to the Lease, and Assignee hereby accepts said assignment and assumes all of Assignor’s obligations, duties and responsibilities under the Lease commencing on the close of escrow and the transfer of the Property to Assignee (“Close of Escrow”).

2.         Indemnification. Assignor agrees to protect, indemnify, defend and hold Assignee harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, the Lease, prior to the Close of Escrow. Assignee agrees to protect, indemnify, defend and hold Assignor harmless from and against all claims, obligations and liabilities arising out of or relating to, directly or indirectly, in whole or in part, the Lease, from and after the Close of Escrow.

3.         Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

4.         Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Massachusetts.

5.         Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions as are necessary or desirable to effectuate this Assignment.

EXHIBIT “E”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

6.         Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by either party against the other arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”	,
a

By:

Its:

By:

Its:

“ASSIGNEE”	,
a

By:

Its:

By:

Its:

EXHIBIT “1”

DESCRIPTION OF PROPERTY

EXHIBIT “H”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “D”

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is executed as of             , 20            , by             , a             (“Assignor”), in favor of             , a             (“Assignee”), with reference to the following:

R E C I T A L S:

A.         Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on Exhibit “1” attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the “Property”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of             , 2011, by and between Assignor, as “Seller”, and Assignee, as “Buyer” (“Agreement”).

B.         Assignor owns and/or holds certain warranties, guaranties, licenses, permits, plans, maps, name rights and other documents and instruments pertaining to the Property, which Assignor has agreed to assign to Assignee upon its purchase of the Property.

C.         This Assignment is executed to effectuate the transfer to Assignee of all of Assignor’s right, title and interest in and to any and all of the items referred to above and other rights pursuant to the provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1.         Warranties and Guaranties. Subject to the rights of FedEx under the Lease, Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all guaranties, warranties, certificates and agreements from any contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all personal property, fixtures and improvements located on the Property.

2.         Governmental Approvals and Certificates. Subject to the rights of FedEx under the Lease, to the extent permissible by law, Assignor hereby assigns, transfers, conveys and sets over unto Assignee any and all of Assignor’s right, title and interest in and under any zoning, use, occupancy and operating permits, and all other permits, licenses, approvals and certificates to the extent same directly affect the Property.

3.         Plans and Specifications. Subject to the rights of FedEx under the Lease, Assignor hereby assigns, conveys, transfers and sets over unto Assignee any and all of Assignor’s right, title and interest in and to all maps, plans, specifications and related documents prepared in connection with the development, construction and operation of any and all improvements located on the Property.

4.         Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Massachusetts.

5.         Further Assurances. Assignor agrees to execute and deliver to Assignor, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.

6.         Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by Assignee against Assignor arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.

7.         Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first set forth above.

“ASSIGNOR” ,	,
a

By:

Its:

By:

Its:

EXHIBIT “1”

DESCRIPTION OF PROPERTY

EXHIBIT “1”

TO GENERAL ASSIGNMENT

EXHIBIT “E”

CERTIFICATION OF REPRESENTATIONS AND WARRANTIES

THIS CERTIFICATION OF REPRESENTATIONS AND WARRANTIES is hereby made by             , a             (“Seller”), to             , a             (“Buyer”), in connection with that certain Agreement of Purchase and Sale and Joint Escrow Instructions (“Agreement”) dated as of             , 2011, by which Buyer agreed to purchase from Seller that certain improved real property located in the City of             , County of             , State of             , and all improvements located thereon (collectively, “Property”), all as more particularly described in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller hereby covenants, represents and warrants to Buyer (which covenants, representations and warranties shall survive any investigation by the parties hereto, the Close of Escrow, as defined in the Agreement, and the recordation and delivery of the Special Warranty Deed, as defined in the Agreement, conveying the Property to Buyer), as follows:

[INSERT ALL REPS & WARRANTS IN AGREEMENT]

IN WITNESS WHEREOF, Seller has executed this Certification of Representations and Warranties as of             , 20            .

,
a

By:

Its:

By:

Its:

EXHIBIT “I”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “F”

ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT OF CONTRACTS (“Assignment”) is executed as of             , 20            , by and between             , a             (“Assignor”), and             , a             (“Assignee”), with reference to the following:

R E C I T A L S:

A.         Concurrently herewith, Assignor is conveying to Assignee its interest in the real property more particularly described on Exhibit “1” attached hereto and by this reference made a part hereof, together with the improvements and personal property located thereon (herein referred to collectively as the “Property”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of             , 2011, by and between Assignor, as “Seller”, and Assignee, as “Buyer” (“Agreement”).

B.         Assignor has entered into, or is otherwise bound by, certain contracts for or affecting the maintenance, repair, improvement and/or development (“Contracts”) of the Property, which Contracts Assignor has agreed to assign to Assignee upon its purchase of the Property. The Contracts are more particularly described on Exhibit “2” attached hereto and incorporated herein.

C.         This Assignment is executed to effectuate the non-exclusive transfer to Assignee of a portion of Assignor’s right, title and interest in and to the Contracts and other rights pursuant to the provisions of the Agreement as further set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Assignment. To the extent assignable by Assignor, Assignor hereby assigns, conveys, transfers and sets over unto Assignee, on a non-exclusive basis, any and all right, title and interest of Assignor in and to the Contracts against the contracted third parties under such Contracts as to any default by such third parties under such Contracts.

2.         Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of Massachusetts.

3.         Further Assurances. Assignor and Assignee each agree to execute and deliver to the other party, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.

4.         Attorneys’ Fees; Costs. Upon the bringing of any action, suit or arbitration by either party against the other arising out of this Assignment or the subject matter hereof, the party in whose favor final judgment shall be entered shall be entitled to recover from the other party all costs and expenses of suit including, without limitation, reasonable attorneys’ fees and costs.

EXHIBIT “F”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

5.         Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”	,
a

By:

Its:

By:

Its:

“ASSIGNEE”	,
a

By:

Its:

By:

Its:

EXHIBIT “1”

DESCRIPTION OF PROPERTY

EXHIBIT “1”

TO ASSIGNMENT OF CONTRACTS

EXHIBIT “2”

CONTRACTS

EXHIBIT “2”

TO ASSIGNMENT OF CONTRACTS

EXHIBIT “G”

BILL OF SALE

Pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions (“Agreement”) dated as of             , by and between             , a             (“Assignor”), and             , a             (“Assignee”), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver unto Assignee, Assignor’s right, title and interest in the furniture, fixtures, equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character (“Personal Property”) owned by Assignor, attached to, appurtenant to, located in, or used in connection with the operation of the improvements situated on the real property described in Exhibit “1” attached hereto and incorporated herein.

Assignor represents and warrants to Assignee that it has good and marketable title to each and all of the Personal Property, free and clear of any other claims, encumbrances or security interests, and hereby agrees to indemnify, defend and hold Assignee free and harmless from any and all losses, costs, expenses, claims, liabilities, causes of action, demands and damages of any kind or character whatsoever, including, without limitation, attorneys’ fees, arising out of the inaccuracy or claimed inaccuracy of the foregoing representation and warranty.

Assignor hereby further covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, its successors, nominees or assigns, such documents as it or they may reasonably request in order to fully assign and transfer to and vest in Assignee or its successors, nominees and assigns, and protect its or their right, title and interest in all of the Personal Property and rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, its successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Assignee and Assignor.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Massachusetts.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale this             day of             , 20__.

“ASSIGNOR” ,	,
a

By:

Its:

By:

Its:

EXHIBIT “G”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

EXHIBIT “1”

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT “1”

TO BILL OF SALE

EXHIBIT “H”

SURVEYOR’S CERTIFICATE

I hereby certify to [Buyer], its successors, assigns and lenders, [Title Company], and             , as of the date hereof, that:

(b)         The attached print of the survey prepared by me was actually made upon the ground;

(c)         The survey and the information, courses and distances shown thereon are correct;

(d)         The survey correctly shows a fixed and determinable position and location of the land described thereon (including the position of the point of beginning if the land is described by metes and bounds);

(e)         The print of survey reflects boundary lines of the described property which “close” by engineering calculation;

(f)         The size, location and type of buildings and improvements are correct as shown and all are within the boundary lines of the property, except as shown;

(g)         All driveways or other cuts in the curb along any street upon which the land abuts are correct as shown;

(h)         The property has access to a public street now known as “            ”;

(i)         There are no violations of zoning ordinances, restrictions or other rules and regulations with reference to the location of said buildings and improvements;

(j)         There are no easements, rights of way or uses affecting this property appearing from a careful physical inspection of the property, other than those shown and described on the survey;

(k)         There are no building restrictions or set back lines, party walls, encroachments or overhangs of any improvements upon any easements, rights of way or adjacent land upon this property, except as shown on the survey;

(l)         All utility services required for the operation of this property either enter the property through adjoining public streets, or the survey shows the point of entry and location of any utilities which pass through or are located on adjoining private lands;

(m)         Any utility transformer located on the property is depicted on the survey and those transformers labeled as containing PCB’s are specifically noted;

(n)         The survey shows the location and direction of all storm drainage systems for the collection and disposal of all roof and surface drainage;

(o)         Any discharge into streams, rivers or other conveyance systems is shown;

EXHIBIT “H”

TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

(p) There are             parking spaces located on the property, depicted on the survey, of which              have been designated for handicap use, and             have been striped for compact use.

(q) The parcels described on the survey do not lie within flood hazard areas in accordance with the document entitled “Department of Housing and Urban Development, Federal Insurance Administration—Special Flood Hazard Area Maps”; and

The survey is made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and ACSM in 2011, and includes Items 1-13 of Table A thereof.

Signature

Licensed Land Surveyor

L.S. No.

Date

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

by and between

O’DONNELL ACQUISITIONS, LLC,

a California limited liability company

(“Buyer”

and

HILLSIDE FXF, LLC,

a Missouri limited liability company

November             , 2011

-i-

-ii-